UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
___________________________

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 7, 2024

HAMMER FIBER OPTICS HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Nevada	001-35876	98-1032170
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

6151 Lake Osprey Drive, Suite 300
 Sarasota, Florida, United States 34240
 (Address of principal executive offices) (ZIP Code)

Registrant’s telephone number, including area code: (941) 306 3019

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b -2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement

On August 7, 2024, Hammer Fiber Optics Holding Corp. (the "Company") authorized and executed a Purchase Agreement with Viper Networks Inc. ("Viper") with the intention to sell the Company's telecommunication assets to Viper. The assets include 1St Point Communications LCC, and all its subsidiaries, Endstream Communications LLC, American Networks Inc., and 10% ownership in Wikibuli Inc. Viper is acquiring these assets in exchange for 2,500,000 (2.5 Milllion) shares of the Company's common stock.

The consummation of the transactions contemplated by the Purchase Agreement is subject to certain specified closing conditions, including the receipt of certain regulatory approvals and other customary closing conditions, including, subject to certain materiality exceptions, the accuracy of each party's representations and warranties and each party's compliance with its obligations and covenants under the Purchase Agreement. Subject to the satisfaction or waiver of the foregoing conditions and the other terms and conditions contained in the Purchase Agreement, the transaction is expected to close by end of calendar year 2024.

The Purchase Agreement contains representations, warranties, and covenants of the parties customary for transactions of this type.

The foregoing description of the Purchase Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Purchase Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and incorporated by reference herein.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On August 7, 2024, Erik Levitt tendered his resignation as Principal Financial Officer and as a director of the Company. His resignation is not due to any disagreements with the Company regarding any of the Company's operations, policies or practices.

On August 7, 2024, Kristen Vasicek tendered her resignation as Chief Operating Officer and Secretary of the Company.  Her resignation is not due to any disagreements with the Company regarding any of the Company's operations, policies or practices.

On August 7, 2024, the Board of Directors appointed Mark Stogdill to the position of Principal Financial Officer and Secretary of the Company.  Mr. Stogdill will continue to serve in his role as director on the Company's Board of Directors.

Item 7.01. Regulation FD Disclosure

On August 12, the Company and Viper issued a press release announcing the execution of the Purchase Agreement. The press release is attached as Exhibit 99.1 and is incorporated herein by reference.

Cautionary Note Regarding Forward-Looking Statements

This Form 8-K contains statements that are, or may be deemed, "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995, as amended. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Any forward-looking statements in this Form 8-K are based on management's current expectations of future events and are subject to a number of risks and uncertainties that could cause actual results to differ materially and adversely from those set forth in or implied by such forward-looking statements. Risks that contribute to the uncertain nature of the forward-looking statements include the occurrence of any event, change or other circumstances that could give rise to the right of the Company or the Buyer to terminate the Purchase Agreement, and the possibility that the transaction is not completed. All forward-looking statements contained in this Form 8-K speak only as of the date on which they were made. The Company undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed with this Current Report on Form 8-K:

2.1*	Purchase Agreement by and between Hammer Fiber Optics Holdings Corp. and Viper Networks Inc., dated August 7, 2024

99.1	Press release issued by the Company and Viper, dated August 12, 2022

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

______________________________________________________________

* Certain schedules and exhibits have been omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company hereby agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: August 13, 2024

/s/ Michael P. Cothill

Name:  Michael Cothill

Title:    Principal Executive Officer